News Release

FOR IMMEDIATE RELEASE

Contact Information:

Tom Gelston

Director, Investor Relations and Financial Planning & Analysis

Phone: 203-222-5943, FAX: 203-222-0130

Email: thomas.gelston@terex.com

TEREX CORPORATION CONFERENCE CALL

Thursday, February 21, 2008 at 8:30 a.m. EST

Westport, CT, February 6, 2008 - You are invited by Terex Corporation [NYSE: TEX] to participate in a conference call to review its fourth quarter and year-end 2007 financial results, as well as its 2008 outlook. The live call will begin on Thursday, February 21, 2008 at 8:30 a.m. EST. Ronald M. DeFeo, Chairman and CEO, will host the call.

To access the call, call (877) 726-6603 on February 21, 2008 at least 10 minutes before the call is scheduled to begin.

To accommodate our audiences in earlier time zones or anyone unable to listen, there will be a replay of the teleconference. The replay will be available shortly after the conclusion of the call and can be accessed until Thursday, February 28, 2008 at 5:00 p.m. EST. To access the replay, please call (800) 642-1687 and enter conference id #34272053.

International participants should call (706) 634-5517 at least 15 minutes before the start of the conference call. To access the replay, please call (706) 645-9291 and enter conference id #34272053.

Terex Corporation will be releasing its fourth quarter and year-end 2007 financial results to the wire services on Wednesday, February 20, 2008 after market close. You may visit our Website, www.terex.com, for immediate access to this press release under the About Terex – Investor Relations section.

Also, a simultaneous, listen-only mode webcast of this conference call will be available on www.terex.com. Those who wish to listen to the conference call should visit the About Terex – Investor Relations section of our Website at least 15 minutes prior to the event’s broadcast. Then, follow the instructions provided to assure that the necessary audio applications are downloaded and installed. These programs can be obtained at no charge to the user.

For further information, please contact Elizabeth Gaal, Investor Relations Associate at (203) 222-5942.

Terex Corporation is a diversified global manufacturer with 2006 net sales of $7.6 billion. Terex operates in five business segments: Terex Aerial Work Platforms, Terex Construction, Terex Cranes, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining and utility industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.

Terex Corporation

200 Nyala Farm Road, Westport, Connecticut 06880

Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com